Exhibit 10.4

EXECUTION VERSION

CALL OPTION AGREEMENT

BY AND BETWEEN

ODYSSEY MARINE ENTERPRISES, LTD.

AND

MINERA DEL NORTE, S.A. DE C.V.

DATED AS OF MARCH 11, 2015

TABLE OF CONTENTS

		Page

ARTICLE I. DEFINITIONS		1

Section 1.1.	Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, and the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.1:	1

ARTICLE II. THE RIGHT		2

Section 2.1.	The Right. Subject to Section 6.1 hereof, during the period commencing on the date hereof and ending on the date that is one year from the date hereof (the “Expiration Date”), Purchaser shall have the right to purchase from Holder, and Holder shall be obligated to sell to Purchaser, the Subject Shares in exchange for the Option Consideration (the “Right”); provided, however, if the Initial Closing (as defined in the Purchase Agreement) has occurred, then Purchaser may not exercise the Right unless and until any of the conditions to a Subsequent Closing (as defined in the Purchase Agreement) are not satisfied (whether or not the date of determination is a Subsequent Closing Date). In consideration of the granting of the Right, on the date hereof, Purchaser shall pay to Holder $1.00.	2

Section 2.2.	Calculation of the Option Consideration. The consideration to be paid by Purchaser to Holder in exchange for the Subject Securities at the Closing (the “Option Consideration”) shall be equal to $40,000,000 less any amounts paid or payable to Holder or any of its Affiliates following the date hereof upon the exercise of the Monaco Option less if Monaco has foreclosed on any of the Subject Securities, $10,000,000.	2

Section 2.3.	Dividends and Distributions. Upon the exercise of the Right, Purchaser shall be entitled with respect to the Subject Shares purchased, to any proceeds received by Holder in cash, securities or other property as a result of any dividend or other distribution made by the Company to the Company’s holders of Quotas with respect to such Subject Shares from the date hereof and the Closing Date.	2

ARTICLE III. EXERCISE OF THE RIGHT		2

Section 3.1.	The Exercise of the Right. Purchaser may exercise the Right by delivering to Holder a notice, pursuant to Section 7.3 and substantially in the form of Exhibit A hereto, executed by a duly authorized officer of Purchaser (the “Exercise Notice”), specifying a desired date not less than five (5) nor more than twenty (20) Business Days from the date of such Exercise Notice on which Holder desires to consummate the purchase and sale contemplated by the Right (the “Tentative Closing Date”).	2

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Section 3.2.	Conditions to the Obligation of Purchaser. The obligation of Purchaser to purchase the Subject Shares from Holder upon exercise of the Right shall be subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Tentative Closing Date:	3

Section 3.3.	The Closing.	3

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF HOLDER		3

Section 4.1.	Organization. Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.	3

Section 4.2.	Authorization, Validity and Enforceability. Holder has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).	4

Section 4.3.	No Violation or Breach. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Subject Shares upon the Closing, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any Lien upon the Subject Shares or any of the Company’s assets or properties by reason of the terms of (a) its or the Company’s articles of incorporation, member agreement by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it or the Company is a party or by or to which it or the Company or any of their respective assets or properties may be bound or subject, (c) any Order applicable to it or the Company or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any Governmental Agency.	4

Section 4.4.	Consents and Approvals. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Agency is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby. Holder has obtained all approvals required under the Company’s organizational documents or applicable Law to the transfer of the Subject Shares to Purchaser upon exercise of the Right.	4

Section 4.5.	Ownership of Subject Shares. Holder is the record and beneficial owner of the Subject Shares as of the date hereof and has (and will have as of the Closing Date) good, valid and transferable title to such Subject Shares as of the date hereof (and as of the Closing Date), in each case, free and clear of all Liens, other than restrictions on transfer created by applicable securities laws and Liens created by the Monaco Option and, only with respect to the date hereof, Liens created by the Monaco Pledge.	4

Section 4.6.	Subject Shares Nonassessable. The Subject Shares are, as of the date hereof, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.	5

ARTICLE V. COVENANTS		5

Section 5.1.	Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do such additional things and execute such documents as are reasonably necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof.	5

Section 5.2.	Governmental Approval. Upon receipt by Holder of an Exercise Notice, Purchaser and Holder shall each promptly: (a) inform the other of any approval of any Governmental Agency necessary or appropriate in connection with the purchase and sale of the Subject Shares, of which such party has actual knowledge, and (b) use reasonable best efforts to obtain any such approvals.	5

Section 5.3.	Holder Transfer Restrictions. Holder shall not Transfer any of the Subject Shares, except pursuant to the terms of this Agreement or the Monaco Option.	5

Section 5.4.	Voting Restrictions. If any matter is submitted by the Company to the vote of the holders of Quotas, Holder shall vote the Subject Shares (and shall submit written consents with respect to the Subject Shares) as directed by Purchaser.	5

Section 5.5.	No Impairment. Holder will not, and will cause the Company not to, by amendment of its articles of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.	5

Section 5.6.	No Amendment. Holder shall not amend the Monaco Option without Purchaser’s prior written consent.	5

Section 5.7.	Monaco Option; Monaco Pledge. Purchaser acknowledges and agrees that to the extent the Monaco Option is not exercised and remains in full force and effect prior to the Closing, the Quotas acquired upon the exercise of the Right may be subject to the Monaco Option. The Company will use the Option Consideration received at the Closing to discharge all Liens on the Subject Securities created by the Monaco Pledge, and the Subject Securities delivered to Purchaser at the Closing shall be free and clear of any Liens created by the Monaco Pledge.	5

ARTICLE VI. TERMINATION		6

Section 6.1.	Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:	6

ARTICLE VII. Miscellaneous		6

Section 7.1.	Rules of Construction.	6

Section 7.2.	Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof.	7

Section 7.3.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent by facsimile (with confirmation of transmission) or electronic mail if sent during normal business hours of the recipient during a Business Day, and otherwise on the next Business Day, if sent after normal business hours of the recipient, provided that in the case of electronic mail, each notice or other communication shall be confirmed within one Business Day by dispatch of a copy of such notice pursuant to one of the other methods described herein, (c) if dispatched via a nationally recognized overnight courier service (delivery receipt requested) with charges paid by the dispatching party, on the later of (i) the first Business Day following the date of dispatch, or (ii) the scheduled date of delivery by such service, or (d) on the fifth Business Day following the date of mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid to the party to receive such notice, at the following addresses, or such other address as a party may designate from time to time by notice in accordance with this Section.	7

Section 7.4.	Amendments; Waiver.	8

Section 7.5.	Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any party hereunder, may be assigned or delegated by Holder without the prior written consent of Purchaser. Purchaser may assign its rights and delegate its obligations hereunder. Any purported assignment of rights or delegation of obligations in violation of this Section will be void. References to a party in this Agreement also refer to such party’s successors and permitted assigns.	9

Section 7.6.	No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision contained herein.	9

Section 7.7.	Governing Law. This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement or the subject matter hereof or the relationship among the parties hereto in connection herewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive Laws of the State of New York without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of New York.	9

Section 7.8.	Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof may not be enforced in or by such Designated Court.	9

Section 7.9.	Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 7.3 and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.	10

Section 7.10.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.	10

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Section 7.11.	Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the awarding of equitable remedies is within the discretion of the applicable court.	10

Section 7.12.	Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.	10

Section 7.13.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.	10

Section 7.14.	Signatures/E-delivery; Reproduction of Documents.	10

Section 7.15.	Severability.	11

Section 7.16.	Survival. All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.	11

CALL OPTION AGREEMENT

CALL OPTION AGREEMENT (the “Agreement”) dated as of March 11, 2015 by Odyssey Marine Enterprises, Ltd. (“Holder”) and Minera del Norte, S.A. de C.V. (“Purchaser”).

WHEREAS, pursuant to a stock purchase agreement, dated as of the date hereof by and among, Odyssey Marine Exploration, Inc., the indirect parent of Holder, Purchaser, and Penelope Mining LLC, a wholly-owned subsidiary of Purchaser (the “Purchase Agreement”), Purchaser under certain circumstances has agreed to advance loans to Holder (the “Loans”); and

WHEREAS, in connection with the execution of the Purchase Agreement and the delivery of the Loans, Purchaser has required that Holder grant Purchaser an option on the equity of Oceanica Resources S. de R.L., a Panama limitada (the “Company”) held by Holder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, and the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.1:

“Lien” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Monaco Option” means, to the extent enforceable under applicable Law, the purported right of Monaco Financial, LLC to purchase, on or before the date that is the maturity date of any note, now or in the future outstanding, under the Loan Agreement dated as of August 14, 2014, by and between the Odyssey Marine Exploration, Inc. and Monaco Financial, LLC, up to 3,174,603 quotas in the Company owned by Holder for a price equal to the lesser of $3.15 per quota or the price per quota obtained in certain public offerings.

“Monaco Pledge” means, to the extent enforceable under applicable Law, the purported Lien granted to Monaco Financial, LLC by BahamasCo on 10,000,000 quotas in Oceanica, as a security for $10.0 million of indebtedness owed by the Company to Monaco Financial, LLC, pursuant to the Loan Agreement, dated as of August 14, 2014 by and between Monaco Financial, LLC and the Company.

“Quotas” means units of equity interest in the Company.

“Subject Shares” means the 54,000,000 Quotas less any Quotas delivered to Monaco Financial, LLC following the date hereof upon the exercise of the Monaco Option; Subject Shares shall include any securities, property or other rights into which such Quotas may have been converted or exchanged.

“Transfer” means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation, granting of a Lien or other disposition of any interest.

ARTICLE II.

THE RIGHT

Section 2.1. The Right. Subject to Section 6.1 hereof, during the period commencing on the date hereof and ending on the date that is one year from the date hereof (the “Expiration Date”), Purchaser shall have the right to purchase from Holder, and Holder shall be obligated to sell to Purchaser, the Subject Shares in exchange for the Option Consideration (the “Right”); provided, however, if the Initial Closing (as defined in the Purchase Agreement) has occurred, then Purchaser may not exercise the Right unless and until any of the conditions to a Subsequent Closing (as defined in the Purchase Agreement) are not satisfied (whether or not the date of determination is a Subsequent Closing Date). In consideration of the granting of the Right, on the date hereof, Purchaser shall pay to Holder $1.00.

Section 2.2. Calculation of the Option Consideration. The consideration to be paid by Purchaser to Holder in exchange for the Subject Securities at the Closing (the “Option Consideration”) shall be equal to $40,000,000 less any amounts paid or payable to Holder or any of its Affiliates following the date hereof upon the exercise of the Monaco Option less if Monaco has foreclosed on any of the Subject Securities, $10,000,000.

Section 2.3. Dividends and Distributions. Upon the exercise of the Right, Purchaser shall be entitled with respect to the Subject Shares purchased, to any proceeds received by Holder in cash, securities or other property as a result of any dividend or other distribution made by the Company to the Company’s holders of Quotas with respect to such Subject Shares from the date hereof and the Closing Date.

ARTICLE III.

EXERCISE OF THE RIGHT

Section 3.1. The Exercise of the Right. Purchaser may exercise the Right by delivering to Holder a notice, pursuant to Section 7.3 and substantially in the form of Exhibit A hereto, executed by a duly authorized officer of Purchaser (the “Exercise Notice”), specifying a desired date not less than five (5) nor more than twenty (20) Business Days from the date of such Exercise Notice on which Holder desires to consummate the purchase and sale contemplated by the Right (the “Tentative Closing Date”).

Section 3.2. Conditions to the Obligation of Purchaser. The obligation of Purchaser to purchase the Subject Shares from Holder upon exercise of the Right shall be subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Tentative Closing Date:

(a) Injunction. There shall not be in effect any Order or other Law enjoining or prohibiting the consummation of the Closing.

(b) Representations and Warranties. The representations and warranties of Holder contained in Article IV shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(c) Compliance with Covenants. The Holder shall have complied in all material respects with its covenants contained in this Agreement to be complied with prior to the Closing Date.

(d) Officer’s Certificate. The Holder shall have delivered to Purchaser a certificate, signed by an executive officer of Holder, dated as of the Closing Date, certifying the matters set forth in Section 3.2(b) and (c).

Section 3.3. The Closing.

(a) The closing of the exercise of the Right (the “Closing”) shall occur at 10:00 a.m. local time on the Tentative Closing Date, or if the conditions set forth in Section 3.2 have not been satisfied by such date, within three (3) Business Days after such conditions are satisfied or waived (the “Closing Date”). The Closing shall occur at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 or at such other location as the parties hereto shall agree.

(b) On the Closing Date, Holder shall deliver to Purchaser a certificate for the Subject Shares, evidencing good, valid and transferable title to the Subject Shares, duly endorsed in blank with appropriate transfer powers, free and clear of all Liens, other than (i) the Monaco Option, to the extent not previously exercised, and (ii) restrictions on transfer created by applicable securities laws.

(c) On the Closing Date, Purchaser shall deliver to Holder: (i) the Note, marked as “canceled”, for which Holder shall receive a credit against Option Consideration in an amount equal to all amount due under the Note; and (ii) an amount in cash equal to the remaining balance of the Option Consideration by wire transfer of immediately available funds to an account designated by Holder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder represents and warrants to Purchaser as follows:

Section 4.1. Organization. Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.

Section 4.2. Authorization, Validity and Enforceability. Holder has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3. No Violation or Breach. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Subject Shares upon the Closing, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any Lien upon the Subject Shares or any of the Company’s assets or properties by reason of the terms of (a) its or the Company’s articles of incorporation, member agreement by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it or the Company is a party or by or to which it or the Company or any of their respective assets or properties may be bound or subject, (c) any Order applicable to it or the Company or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any Governmental Agency.

Section 4.4. Consents and Approvals. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Agency is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby. Holder has obtained all approvals required under the Company’s organizational documents or applicable Law to the transfer of the Subject Shares to Purchaser upon exercise of the Right.

Section 4.5. Ownership of Subject Shares. Holder is the record and beneficial owner of the Subject Shares as of the date hereof and has (and will have as of the Closing Date) good, valid and transferable title to such Subject Shares as of the date hereof (and as of the Closing Date), in each case, free and clear of all Liens, other than restrictions on transfer created by applicable securities laws and Liens created by the Monaco Option and, only with respect to the date hereof, Liens created by the Monaco Pledge.

Section 4.6. Subject Shares Nonassessable. The Subject Shares are, as of the date hereof, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

ARTICLE V.

COVENANTS

Section 5.1. Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do such additional things and execute such documents as are reasonably necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof.

Section 5.2. Governmental Approval. Upon receipt by Holder of an Exercise Notice, Purchaser and Holder shall each promptly: (a) inform the other of any approval of any Governmental Agency necessary or appropriate in connection with the purchase and sale of the Subject Shares, of which such party has actual knowledge, and (b) use reasonable best efforts to obtain any such approvals.

Section 5.3. Holder Transfer Restrictions. Holder shall not Transfer any of the Subject Shares, except pursuant to the terms of this Agreement or the Monaco Option.

Section 5.4. Voting Restrictions. If any matter is submitted by the Company to the vote of the holders of Quotas, Holder shall vote the Subject Shares (and shall submit written consents with respect to the Subject Shares) as directed by Purchaser.

Section 5.5. No Impairment. Holder will not, and will cause the Company not to, by amendment of its articles of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

Section 5.6. No Amendment. Holder shall not amend the Monaco Option without Purchaser’s prior written consent.

Section 5.7. Monaco Option; Monaco Pledge. Purchaser acknowledges and agrees that to the extent the Monaco Option is not exercised and remains in full force and effect prior to the Closing, the Quotas acquired upon the exercise of the Right may be subject to the Monaco Option. The Company will use the Option Consideration received at the Closing to discharge all Liens on the Subject Securities created by the Monaco Pledge, and the Subject Securities delivered to Purchaser at the Closing shall be free and clear of any Liens created by the Monaco Pledge.

ARTICLE VI.

TERMINATION

Section 6.1. Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:

(a) at any time, by mutual written consent of Holder and Purchaser;

(b) by Holder, upon written notice to Purchaser, in the event that Purchaser elects to terminate the Purchase Agreement pursuant to Section 8.1(d)(iii) thereof; or

(c) at the Expiration Date, if an Exercise Note has not been delivered prior to the Expiration Date.

ARTICLE VII.

MISCELLANEOUS

Section 7.1. Rules of Construction.

(a) When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or a Schedule to this Agreement unless otherwise indicated.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement or any other Transaction Document, they shall be deemed to be followed by the words “without limitation.”

(c) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive.

(d) The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(e) Except as expressly stated in this Agreement, all references to any Law are to such Law as amended, modified, supplemented or replaced from time to time, and all references to any section of any Law include any successor to such section.

(f) Except as expressly stated in this Agreement, all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, in each case, as the same is in effect as of the date of this Agreement and in the case of any such agreement to which the parties are other than all of the parties to this Agreement, without giving effect to any subsequent amendment or modification.

(g) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(h) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

(i) No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.

(j) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or any other Transaction Document.

(k) The table of contents and the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the other Transaction Documents.

Section 7.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof.

Section 7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent by facsimile (with confirmation of transmission) or electronic mail if sent during normal business hours of the recipient during a Business Day, and otherwise on the next Business Day, if sent after normal business hours of the recipient, provided that in the case of electronic mail, each notice or other communication shall be confirmed within one Business Day by dispatch of a copy of such notice pursuant to one of the other methods described herein, (c) if dispatched via a nationally recognized overnight courier service (delivery receipt requested) with charges paid by the dispatching party, on the later of (i) the first Business Day following the date of dispatch, or (ii) the scheduled date of delivery by such service, or (d) on the fifth Business Day following the date of mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid to the party to receive such notice, at the following addresses, or such other address as a party may designate from time to time by notice in accordance with this Section.

(a) If to Holder, to:

c/o Odyssey Marine Exploration, Inc.

5215 W. Laurel Street

Suite 210

Tampa, Fl 33607

Attention: Chief Executive Officer

with a copy to:

Akerman LLP

401 E. Jackson Street, Suite 1700

Tampa, FL 33602

Attention: David M. Doney

Facsimile: (813) 218-5404

(b) If to Purchaser, to:

Minera del Norte S.A. de C.V.

Campos Elíseos No. 29

Col. Chapultepec, Polanco

C.P. 11580, Mexico

Attention: Andres Gonzalez-Saravia Coss, Esq.

Facsimile: 52 866 633 8050, confirmed by email to: agonzalez@gan.com.mx with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Maurice M. Lefkort

Facsimile: (212) 728-8111

Section 7.4. Amendments; Waiver.

(a) This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by each of the parties hereto.

(b) A party may by written instrument signed on behalf of such party: (i) extend the time for the performance of any of the obligations or other acts of another party due to it, (ii) waive any inaccuracies in the representations and warranties made to it contained in this Agreement, or (iii) waive compliance with any covenants, obligations, or conditions in its favor contained in this Agreement. No claim or right arising out of this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party. Neither any course of conduct or dealing nor failure or delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. A waiver given by a party will be applicable only to the specific instance for which it is given.

Section 7.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any party hereunder, may be assigned or delegated by Holder without the prior written consent of Purchaser. Purchaser may assign its rights and delegate its obligations hereunder. Any purported assignment of rights or delegation of obligations in violation of this Section will be void. References to a party in this Agreement also refer to such party’s successors and permitted assigns.

Section 7.6. No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision contained herein.

Section 7.7. Governing Law. This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement or the subject matter hereof or the relationship among the parties hereto in connection herewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive Laws of the State of New York without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 7.8. Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof may not be enforced in or by such Designated Court.

Section 7.9. Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 7.3 and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 7.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 7.11. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the awarding of equitable remedies is within the discretion of the applicable court.

Section 7.12. Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

Section 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 7.14. Signatures/E-delivery; Reproduction of Documents.

(a) A manually signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. No legally binding obligation shall be created with respect to a party until such party has delivered or caused to be delivered a manually signed copy of this Agreement.

(b) This Agreement and all certificates and documents relating hereto and thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by each party pursuant hereto, and (iii) financial statements and other information previously or hereafter furnished to each party, may be reproduced by each party by electronic digital storage, computer tapes, photographic, photostatic, optical character recognition, microfilm, microcard, miniature photographic or other similar process, and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as would the original itself in any judicial, arbitration or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.15. Severability.

(a) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.16. Survival. All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ODYSSEY MARINE ENTERPRISES, LTD.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Vice President

MINERA DEL NORTE, S.A. de C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Call Option Agreement]

EXHIBIT A

FORM OF EXERCISE NOTICE

[LETTERHEAD OF PURCHASER]

Odyssey Marine Enterprises, Ltd.

The undersigned hereby irrevocably elects to exercise as of this      day of             ,          the Right contained in that certain Option Agreement, dated as of [            ], 20[    ] by and between Odyssey Marine Enterprises, Ltd. and Minera del Norte, S.A de C.V. Such Right is exercised with a Tentative Closing Date of                     , which is not less than five (5) nor more than twenty (20) Business Days from the date of this Exercise Notice.

Minera del Norte, S.A de C.V.

By:
Name:
Title: